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                            AGREEMENT TO PLEDGE

_________________________________________________________________
____________________________DESCRIPTION OF NOTE__________________
DEBTOR(S) NAME AND ADDRESS       NOTE NUMBER    DATE OF NOTE

Buchanan Financial Group, Inc.     51365          12-30-96
P.O. Box 705
Okla. City, Okla.  73101         MATURITY DATE    PRINCIPAL AMOUNT
_____________________________     12-30-2006        $966,000.00

CUSTOMER NUMBER      /X/NEW LOAN                       OFFICER
   5017027           / /RENEWAL OF LOAN NUMBER:         DG/vs
_________________________________________________________________

INTEREST RATE-PER ANNUM                          INTEREST PAYABLE
1 1/4 above NY Prime to be adjusted annually         Monthly

COLLATERAL CATEGORIES
Stock

PAYMENT TERMS
Payable at $12,570.11 each month beginning 1-30-97, first to be applied to interest, then to principal, with a final payment of the outstanding principal plus unpaid accrued interest due at maturity.

DATE COLLATERAL TO BE DELIVERED TO LENDER:
_________________________________________________________________
In consideration of the granting of the loan described above to the named Debtor, the Undersigned as of Date of Agreement hereby agrees to pledge to the Lender named herein the following described property, hereinafter called "Collateral", and grants to Lender a security interest in the Collateral. The Collateral shall be delivered to the Lender by the Undersigned promptly and by the date indicated above which date is not later than twenty-one days from Date of Agreement.
_________________________________________________________________

                         DESCRIPTION OF COLLATERAL
_________________________________________________________________

200,000 SHARES OF LSB Industries, Inc. pledged by SBL Corporation



_________________________________________________________________

The security interest herein granted secures payment of the subject Note and any and all other liabilities of the Debtor to the Lender, direct or indirect, absolute or contingent, now existing or hereafter arising, all such liabilities hereinafter being called
"Obligations."

The Undersigned will pay all expenses and charges in connection with the Collateral and will at all times while the Collateral is in the hands of the Undersigned hold the Collateral separate and distinct from any other property of the Undersigned and will show separation in all of the records and entries of the Undersigned.

Upon the occurrence of an event of default under this Security Agreement or under the terms of any of the Obligations of the Debtor to the Lender or others, the Lender shall have in any jurisdiction wherein enforcement hereof is sought, in addition to all other rights and remedies, the rights and remedies of a secured party under the Uniform Commercial Code, including, without limitation thereto, the right to take possession of the Collateral. The Lender may require the Undersigned to make the Collateral available to the Lender at a place to be designated by the Lender which is reasonably convenient to both parties. Expenses of taking, retaking, holding, selling or the like shall include the Lender's reasonable attorney fees and legal expenses and the Undersigned shall pay such expenses.

No waiver of any rights or powers of the Lender shall be valid unless in writing signed by the Lender. The rights and powers herein given the Lender are in addition to all others howsoever arising.

This Agreement to Pledge is made pursuant to Uniform Commercial Code and is to be interpreted in accordance therewith.

_________________________________________________________________

    LENDER NAME AND ADDRESS                    SIGNATURES
_________________________________________________________________

First Enterprise Bank              SBL CORPORATION, an Oklahoma
3801 NW 122                        corporation
Okla. City, Okla.  73120           _____________________________

                                   _____________________________

                                   By: /s/ Sylvia H. Golsen,
                                        President
                                    _____________________________

_________________________________________________________________






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